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                                                                 Exhibit 10.8


                                  AMENDMENT NO. 1

                                        to

                             1994 STOCK INCENTIVE PLAN


Pursuant to the authority conferred by Article XI of the 1994 Stock Incentive Plan of The Greenbrier Companies, Inc. (the "Plan"), Article VII.G.3 of the Plan is amended in its entirety to read as follows:

          "3. In the event of the death of a Holder of an Option while employed by, or providing service to, the Company or any Affiliate, such Option shall become immediately exercisable in its entirety and may be exercised at any time prior to the expiration date of the Option, but only by the person or persons to whom such Holder's rights under the Option shall pass by the Holder's will or by the laws of descent and distribution of the state or country of domicile at the time of death."

Except as modified by this Amendment No. 1, the Plan shall remain in full force and effect and be unamended.


                         Adopted by the Board of Directors on July 14, 1998.



                           /s/ Kenneth D. Stephens
                         ----------------------------------------
                         Kenneth D. Stephens, Secretary